Exhibit 99.1

Shermen WSC Acquisition Corp. to Host Conference Call to Discuss Merger with ED&F Man Holdings Limited’s Bulk Liquid Storage and Liquid Animal Feed Supplement Businesses

NEW YORK, NY, December 4, 2008

Shermen WSC Acquisition Corp. (OTCBB: SACQU) (“Shermen” or the “Company”) will host a conference call on Friday, December 5, 2008, at 11:00 a.m. Eastern Time (ET), to discuss its pending merger with ED&F Man Holdings Limited’s bulk liquid storage and liquid animal feed supplement businesses.  The call will be open to the public.  All interested parties should dial (800) 857 - 9669 (within the U.S.) or (630) 395 - 0197 (outside the U.S.) 10 to 15 minutes prior to the scheduled start of the call.  The conference call passcode is “Shermen”.

The Company will file a presentation with the SEC in a Form 8-K filing prior to the conference call.  Once filed, the presentation will be available on the SEC’s website at http://www.sec.gov.  The call and the presentation materials will be focused on the matters disclosed in Shermen’s press release dated November 25, 2008 announcing the transaction.  The call will include a question and answer session addressing the terms and structure of the transaction as outlined in the press release.

A replay of the conference call will be available until December 12, 2008 and can be accessed by interested parties by dialing (866) 385 - 0193 (within the U.S.) or (203) 369 - 0390 (outside the U.S.).  The replay passcode is “7437636”.

About Shermen

Shermen is a “blank check” company organized under the laws of the State of Delaware for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the agriculture industry.  In 2007, Shermen through its initial public offering raised, net of fees and expenses, approximately $131.5 million including $3.65 million in a private placement of warrants that were deposited into a trust account.  Shermen has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities.

About ED&F Man Holdings Limited

Originally established in London in 1783, ED&F Man Holdings Limited is a leading global supplier of a broad range of commodity products, including sugar, molasses, animal feed, tropical oils, biofuels and coffee to multinational and industrial consumers.  ED&F Man provides a comprehensive range of supply chain services in its chosen commodities, from production, sourcing, storage and delivery to risk management and financial services.  ED&F Man is an employee-owned company, with around 4,500 employees operating in over 60 countries around the globe.  In its last fiscal year through October 31, 2007, ED&F Man reported revenues of over $8.0 billion and total assets of over $2.9 billion.

Additional Information

Shermen intends to file with the SEC a preliminary proxy statement in connection with the proposed transaction and to mail a definitive proxy statement and other relevant documents to Shermen’s stockholders.  Stockholders of Shermen and other interested persons are advised to read, when available, Shermen’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with Shermen’s solicitation of proxies for the special meeting to be held to approve the transaction because these proxy statements will contain, among other things, important information about ED&F Man, its bulk liquid storage and liquid animal feed supplement businesses (the “Businesses”), Shermen and the proposed transactions.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the transaction.  Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Shermen WSC Acquisition Corp., c/o The Shermen Group, 230 Park Avenue, Suite 1000 New York, NY  10169, telephone (212) 300-0020.  The proxy statements or applicable parts of such statements may also be notified to the public in accordance with the rules of the Over-the-Counter Bulletin Board.

Shermen and its directors and officers may be deemed participants in the solicitation of proxies from Shermen’s stockholders.  A list of the names of those directors and officers and descriptions of their interests in Shermen is contained in Shermen’s prospectus dated May 24, 2007, which is filed with the SEC, and will also be contained in Shermen’s proxy statement when it becomes available.  Shermen’s stockholders may obtain additional information about the interests of its directors and officers in the transactions by reading Shermen’s proxy statement when it becomes available.

Forward-looking Statements

This press release contains statements relating to future results of Shermen and the Businesses (including certain projections and business trends, and statements which may be identified by the use of the words “may”, “intend”, “expect” and like words) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those projected as a result of certain risks and uncertainties.  For the Businesses, these risks and uncertainties include, but are not limited to the Businesses’ ability to remain competitive; their ability to maintain their relationships with customers and suppliers; their ability to remain competitive with respect to prices, their ability to service debt and raise capital if necessary; the ability to retain management and key personnel, and others.  For Shermen, factors include, but are not limited to: the successful combination of Shermen with the Businesses, the ability to retain key personnel and the ability to achieve shareholder and regulatory approvals and to successfully close the transaction.  Additional information on these and other factors that may cause actual results and Shermen’s performance to differ materially is included in Shermen’s periodic reports filed with the SEC, including but not limited to Shermen’s Form 10-K for the year ended December 31, 2007 and subsequent Form 10-Q’s.  Copies may be obtained by contacting Shermen or the SEC.  Shermen and ED&F Man caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  Shermen and ED&F Man do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstance on which any such statement is based, except as required by law.

For further information:

Shermen WSC Acquisition Corp.
Francis P. Jenkins, III	Tel: (212) 332-2858

Lazard Frères & Co.
Perk Hixon	Tel: (212) 632-6100